MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS

PRINCIPAL INVESTMENT - SMC GROUP – FOR THE

QUARTER ENDED DECEMBER 31, 2008

New York – February 16, 2009 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced unaudited US GAAP results for its principal investment – SMC Group. On a non-GAAP basis for the quarter ended December 31, 2008, the SMC Group of Companies (“SMC Group”) had total revenues of approximately $9.61 million (Rs. 466.87 million), and Net Income of approximately $152,000 (Rs 7.43 million).

SMC Group is one of India’s leading financial services companies, offering institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. As of December 31, 2008, SMC Group:

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Commands a retail distribution network of over 1,350 locations

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Has a nationwide presence in 350+ cities

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Serves the financial needs of 525,000 investors

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Ranked 5th largest retail distribution in India, Prime Data rankings (2008)

For the quarter ended December 31, 2008, SMC Global had total revenues of approximately Rs. 434.19 million and a Net Income of approximately Rs. 34.17 million. SAM Global had total revenues of approximately Rs. 32.69 million and Net Loss of approximately Rs. 26.74 million.

The combined financial information for SMC Group set forth in this release contains combined financial information for SMC Global, SAM Global and SMC Comtrade. This information is derived from unaudited financial information prepared under US GAAP for each of these companies, however, the compilation is not a measure prepared in accordance with generally accepted accounting principles (“GAAP”) and is unaudited. The non-GAAP measures are described and reconciled to the corresponding GAAP measures below.

The SMC Group publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 48.58= U.S.$1.00 and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Group, said “Despite very challenging market conditions in India and around the world, SMC Group was able to perform steadily. In October 2008, we announced an alliance with India’s second-largest public-sector bank, Punjab National Bank, which has over 35 million deposit accounts, to provide online trading services to their customers. I am pleased to report that since then, we have successfully launched a pilot offering to PNB’s clients in the Delhi region, and have added new depositors from PNB who are taking advantage of our state-of-the-art online trading and investment products. We are now in the process of expanding this in the next phase to serve PNB’s customers across 8 cities in India.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “SMC Group is operating in a difficult business environment. While SMC has no direct exposure to mortgage-related securities, no significant long-term debt, and has a strong balance sheet position, the investor sentiment due to negative global financial events has clearly continued to have an impact on the business this quarter. Also, currency fluctuations clearly have impacted USD results: the US dollar has strengthened against the Indian rupee close to 20% since the beginning of this year. However, the Sanlam and PNB deals announced in September and October this year, respectively, point to the fundamental strength of the SMC franchise and its experienced management team.”

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2008, it was one of the most active trading firms in India, averaging over 353,000 trades per day and handled over $250 billion in customer transactions. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of a total of 525,000 investors presently. The retail distribution footprint in India has expanded from the last fiscal year, taking the total to over 1,350 locations, as of December 31, 2008. Currently, SMC Group has approximately 2,500+  employees and a rapidly expanding retail distribution network of more than 8,000+ independent financial advisors, in over 350+ cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

Millennium India Acquisition Company Inc. (NASDAQ: SMCG) is a closed-end investment fund whose principal asset is a 14.4% equity stake in SMC Group, one of the largest and fastest growing retail financial services companies in India. Through its innovative structure, Millennium offers U.S. investors the only means for participating in India’s fastest-growing financial services sector, which is difficult to access for  foreign investors currently under Indian law. Led by a highly-experienced management team with deep roots in India, Millennium applies a rigorous investment selection focused on identifying emerging market leaders in India’s high-growth industries, specifically those sectors catering to the nation’s rising middle-class including financial services, retail, healthcare, and technology. More information on Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

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Total revenue and net income provided for the SMC Group, on a consolidated basis, are non-GAAP(Should be GAAP) measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and may differ from non-GAAP measures used by other companies. MIAC believes that these non-GAAP measures have certain limitations in that they do not reflect all of the amounts associated with SMC Group’s results of operations as determined in accordance with GAAP and accordingly these measures should only be used to evaluate SMC Group’s results of operations in conjunction with the corresponding GAAP measures. Nevertheless, MIAC believes that these non-GAAP financial measures, which illustrate the combined financial information of SMC Global and SAM Global, provide useful information to investors as MIAC has an equal equity stake in both companies.

The tables below provide reconciliations between the GAAP financial measures for SMC Global and SAM Global, individually, and the non-GAAP financial measures for the SMC Group, on a consolidated basis:

Quarter year ended December 31, 2008 (in thousands of Rs.)

	SMC Global	SAM Global	Total
Revenue	434,186	32,685	466,871
Net Income	34,173	(26,740)	7,433

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.